SCHEDULE 14C

                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


FILED BY REGISTRANT                         [X]

FILED BY PARTY OTHER THAN THE REGISTRANT    [ ]

CHECK THE APPROPRIATE BOX:

[ ]  PRELIMINARY INFORMATION STATEMENT      [ ] CONFIDENTIAL,  FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
[X]  DEFINITIVE INFORMATION STATEMENT           RULE 14C-5(D)(2))


                               COMDIAL CORPORATION
 -------------------------------------------------------------------------------
                  (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.

     (1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

     (2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

     (4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

     (5)  TOTAL FEE PAID:

[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

     (1)  AMOUNT PREVIOUSLY PAID:

     (2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

     (3)  FILING PARTY:

     (4)  DATE FILED:

                               COMDIAL CORPORATION
                               106 CATTLEMEN ROAD
                             SARASOTA, FLORIDA 34232


To Our Stockholders:

         The purpose of this letter is to inform you that we intend to amend our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of capital stock from one hundred fifty-two million (152,000,000) shares to five hundred two million (502,000,000) shares consisting of five hundred million (500,000,000) shares of common stock and two million (2,000,000) shares of preferred stock, by written consent of our stockholders.

         The holders of a majority of our outstanding common stock, owning approximately 84% of the outstanding shares of our common stock (the "Majority Stockholders"), have executed a written consent in favor of the actions described above. This consent will satisfy the stockholder approval requirement for the proposed action and allows us to take the proposed action on or after November 11, 2002.

         WE ARE NOT ASKING FOR YOUR PROXY. Because the written consent of the Majority Stockholders satisfies any applicable stockholder voting requirement of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our By-Laws, we are not asking for a proxy and you are not requested to send one.

         The accompanying Information Statement is for information purposes only and explains the amendment to our Amended and Restated Certificate of Incorporation. Please read the accompanying Information Statement carefully.


                                           By Order of the Board of Directors

                                           /s/ Paul K. Suijk
                                           ----------------------------------
                                           Paul K. Suijk, Secretary

October 22, 2002

                               COMDIAL CORPORATION
                               106 CATTLEMEN ROAD
                             SARASOTA, FLORIDA 34232


                                ----------------

                              INFORMATION STATEMENT

                                OCTOBER 22, 2002

                                ----------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND

                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being mailed on or about October 22, 2002 to the stockholders of record of Comdial Corporation ("Comdial") at the close of business on September 27, 2002 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

         This Information Statement is being furnished to you to inform you of the adoption of resolutions (the "Stockholder Resolution") by written consent by the holders of a majority (the "Majority Stockholders") of the outstanding shares of our common stock, par value $.01 per share ("Common Stock"). The resolutions adopted by the Majority Stockholders gives us the authority to amend our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the authorized number of shares of capital stock from one hundred fifty-two million (152,000,000) shares to five hundred two million (502,000,000) shares consisting of five hundred million (500,000,000) shares of Common Stock and two million (2,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         The board of directors of Comdial (the "Board of Directors") has adopted resolutions authorizing the amendment of our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock, and recommended that the stockholders adopt resolutions approving the same.

         As of the close of business on the Record Date, we had an aggregate of 62,774,824 shares of our Common Stock outstanding and no shares of Preferred Stock authorized or outstanding. Each outstanding share is entitled to one vote per share.

         The affirmative consent of the holders of a majority of the issued and outstanding shares of our Common Stock was necessary to approve the Stockholder Resolution in the absence of a meeting of stockholders. The Majority Stockholders own approximately 84% of the outstanding shares of our Common Stock. Accordingly, the requisite stockholder approvals of the Stockholder Resolution was obtained by the execution of the Majority Stockholders' written consents in favor of such actions, allowing us to take the proposed actions on or after November 11, 2002.

 STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON SEPTEMBER 27, 2002 SHALL BE
                 ENTITLED TO RECEIVE THIS INFORMATION STATEMENT.




                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           /s/ Paul K. Suijk
                                           -----------------------------------
                                           Paul K. Suijk, Secretary

This Information Statement is first being mailed on or about October 22, 2002. This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting as required by Section 228 of the Delaware General Corporation Law.

The expenses of mailing this Information Statement will be borne by Comdial, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and that we will reimburse them for their reasonable expenses incurred in connection therewith.

                                TABLE OF CONTENTS



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................1

RESOLUTION #1  INCREASE IN AUTHORIZED SHARES...................................3
         General...............................................................3
         Outstanding Shares and Voting Rights..................................3
         Consent Required......................................................3
         Purpose...............................................................3

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON........................4
         Description of Our Common Stock.......................................4
         Voting Rights.........................................................5


EXHIBIT A: FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

         This Information Statement is being provided to you solely for your information. The stockholders holding a majority of the outstanding voting Common Stock of Comdial (the "Majority Stockholders") have already agreed to amend our Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to increase the authorized number of shares of capital stock from one hundred fifty-two million (152,000,000) shares to five hundred two million (502,000,000) shares consisting of five hundred million (500,000,000) shares of common stock, par value $.01 per share ("Common Stock") and two million (2,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock").

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following tables set forth information, as of October 10, 2002, as to the beneficial ownership of the Common Stock by (i) each stockholder known by us to own beneficially five percent or more of the outstanding shares; (ii) each of our directors; (iii) each Named Executive Officer of the Company; and (iv) all of our executive officers and directors as a group, together with their percentage ownership and voting power.



                                                           AMOUNT AND NATURE
                                                             OF BENEFICIAL
                                                               OWNERSHIP               PERCENT OF CLASS
        NAME AND ADDRESS OF BENEFICIAL OWNER                      (1)                         (1)

ComVest Venture Partners, L.P.(3)                           45,992,000 (2)                 60.96%
ComVest Management, LLC (3)                                 45,992,000 (4)                 60.96%
Commonwealth Associates, L.P.(3)                             8,143,163 (5)                 11.48%
Michael S. Falk (3)                                         55,223,044 (6)                 65.32%
Keith Rosenbloom (7)                                           135,377 (8)                     *
Travis L. Provow (7)                                           365,043 (9)                     *
Sanford Schlitt (7)                                             10,000 (10)                    *
Edwin W. Cooperman (7)                                               *                         *
Nickolas A. Branica (7)                                    10,140,059 (11)                 15.36%
Paul K. Suijk (7)                                           1,502,516 (12)                  2.31%
Lawrence K. Tate (7)                                           10,630                          *
Joe D. Ford (7)                                                 4,684                          *
Robert Priddy                                              14,130,946 (13)                 20.03%
Shea Ventures, LLC                                         19,978,480 (14)                 26.14%
Winfield Capital Corp.                                      5,500,000 (15)                  8.06%

All directors and named officers as a group                67,387,948                      71.14%
(11 persons)


-------------------
* Less than one percent.


(1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after October 10, 2002. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares. The table above sets forth beneficial ownership and percentages of beneficial ownership of Common Stock.

(2) Includes 33,325,000 shares owned, plus warrants to purchase 12,667,000 shares at $0.01 per share. ComVest is a Delaware limited partnership whose principal business is investing in securities.

(3) The address for ComVest Venture Partners, L.P., ComVest Management, LLC, Commonwealth Associates, L.P., and Michael S. Falk is 830 Third Avenue, 4th Floor, New York, NY 10022.

(4) ComVest Management, LLC ("ComVest Management"), the general partner of ComVest, is a Delaware limited liability company whose principal business is investing in securities. As the general partner of ComVest, ComVest Management may be deemed to beneficially own all of the shares beneficially owned by ComVest.

(5) Includes 625 shares owned, plus warrants to purchase 8,142,538 shares at $0.01 per share. Commonwealth anticipates that a portion of these warrants will be distributed without consideration, in amounts that have not yet been determined, to certain of its employees and affiliates

(6) Mr. Falk is a manager of ComVest Management and is Chairman and principal stockholder of Commonwealth Associates Management Company, Inc. ("CAMC"), which is general partner of Commonwealth Associates, L.P. ("Commonwealth"). Commonwealth was issued 250,000 shares of Common Stock and was granted warrants to purchase 3,404,202 shares of Common Stock pursuant to an advisory agreement between the Company and Commonwealth. Commonwealth subsequently distributed 249,375 of the shares and 2,082,563 of the warrants to its partners, including Mr. Falk and Messrs. Provow, Wynne and Rosenbloom. In his capacity as Chairman and controlling equity owner of CAMC, Mr. Falk may be deemed to share indirect voting and dispositive power with respect to the shares beneficially owned by CAMC, ComVest and Commonwealth and may therefore be deemed to be beneficial owner of such securities. In addition, Mr. Falk is the majority member of Commonwealth Associates Group Holdings, LLC ("Commonwealth Holdings"), and may therefore be deemed to be beneficial owner of securities beneficially owned by Commonwealth Holdings. Accordingly, Mr. Falk may be deemed to be beneficial owner of an aggregate of 55,223,044 shares as follows: (i) 99,291 shares owned,
(ii) warrants to purchase 912,887 shares at $0.01 per share, (iii) 8,143,163 shares beneficially owned by Commonwealth, (iv) 45,992,000 shares beneficially owned by ComVest, and (v) 75,703 shares beneficially owned by Commonwealth Holdings.

(7) c/o Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232

(8) Includes 13,477 shares owned, plus warrants to purchase 121,900 shares at $0.01 per share.

(9) Includes 41,043 shares owned, plus warrants to purchase 324,000 shares at $0.01 per share.

(10) Represents shares issuable upon the exercise of stock options.

(11) Includes: (i) 500,000 options; (ii) 6,905,093 shares owned and (iii) 176,566 shares issuable upon the exercise of stock options; and (iii) warrants to purchase 2,558,400 shares at $0.01 per share. The options and warrants described in parts (i) and (iii) above were granted pursuant to an amendment to Mr. Branica's employment agreement dated June 20, 2002.

(12) Includes 58,173 shares owned, 769,343 shares issuable upon the exercise of stock options, and shares issuable upon the exercise of stock warrants to purchase 675,000 shares at $0.01 per share, all of which were granted pursuant to an amendment to the terms of Mr. Suijk's continued employment with the Company dated June 20, 2002.

(13) Includes 6,344,239 shares owned, plus warrants to purchase 7,786,707 shares at $0.01 per share. Mr. Priddy has a business address of 3435 Kingsboro Road, Apt. 1601, Atlanta, GA 30826.

(14) Includes 6,331,750 shares owned, plus warrants to purchase 13,646,730 shares at $0.01 per share. Shea Ventures, LLC has a business address of 655 Brea Canyon Road, Walnut, CA 91789.

(15) Represents warrants to purchase 5,500,000 shares at $0.01 per share. Winfield Capital Corp. has a business address of 237 Marmaroneck Avenue, White Plains, NY 10605.

                                  RESOLUTION #1

                          INCREASE IN AUTHORIZED SHARES

GENERAL

         Article 3 of our Certificate of Incorporation currently authorizes us to issue up to 152,000,000 shares of capital stock consisting of 150,000,000 shares of our Common Stock and 2,000,000 shares of Preferred Stock. As of September 27, 2002 (the "Record Date") there were 62,774,824 shares of our Common Stock and no shares of Preferred Stock outstanding. We have reserved for issuance an additional 18,713,422 shares of our Common Stock for the conversion of outstanding derivative securities, excluding the number of shares required for the conversion of the promissory notes and warrants issued by us to investors and the placement agent in connection with the private placements, described herein. The Amendment to our Certificate of Incorporation (the "Amendment") attached hereto as Exhibit A, will increase the number of authorized shares of our Common Stock by 350,000,000 shares to an aggregate number of authorized shares of our Common Stock of 500,000,000 shares. The number of authorized shares of Preferred Stock will remain at 2,000,000 shares.

OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date we had 62,774,824 shares of Common Stock issued and outstanding, held by approximately 884 stockholders of record. These are the securities that would have been entitled to vote if a meeting was required to be held. Each share of our Common Stock is entitled to one (1) vote. The Majority Stockholders have consented to the Amendment.

CONSENT REQUIRED

         Approval of the Amendment required the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. The Majority Stockholders, who owned approximately 84% of the outstanding shares of our Common Stock as of the Record Date, have given their consent to the Amendment and accordingly, the requisite stockholder approval of the Amended Certificate was obtained by the execution of the Majority Stockholders' written consent in favor of the Amendment.

PURPOSE

         On September 27, 2002, we consummated a closing of approximately $12.5 million under a private placement (the "Private Placement"). The Private Placement consisted of 7% subordinated secured convertible promissory notes (the "Placement Notes") and warrants to purchase an aggregate of approximately 62.7 million shares of the Common Stock at an exercise price of $0.01 per share (the "Placement Warrants"). An aggregate of 12.5 million of the Placement Warrants are subject to forfeiture, on a pro rata basis, if the Placement Notes are repaid during the first eighteen months following their issuance. The Placement Notes may in the future be convertible under certain circumstances at our option if the Common Stock trades at or above $1.00 for 20 consecutive trading days. The initial conversion price of the Placement Notes is $0.33 per share. The conversion price of the Placement Notes is subject to downward adjustment in the event of certain defaults. In addition, the Common Stock underlying the Placement Notes and the Placement Warrants are subject to certain registration rights.

         Also on September 27, 2002, we consummated a private placement with Winfield Capital Corp. of $2.0 million (the "Winfield Transaction"). The Winfield Transaction consisted of 12% subordinated secured convertible promissory notes (the "Winfield Notes") and warrants to purchase 5.5 million shares of Common Stock at an exercise price of $0.01 per share (the "Winfield Warrants"). The Winfield Notes are convertible on the same terms and subject to the same conditions as the Placement Notes. The Winfield Notes are senior in right of payment and security to the Placement Notes, and the underlying shares of Common Stock are subject to certain registration rights.

         In the case of certain events of default Winfield and the Private Placement investors may convert their Winfield Notes or the Placement Notes into shares of Common Stock at an exercise price of the lesser of (i) $0.33 per share or (ii) 90% of the average closing price of the Common Stock to the five trading days immediately prior to the date of the notice of conversion. The current number of shares authorized does not allow for the full conversion of the Winfield Notes or the Placement Notes at certain exercise prices. The Private Placement and Winfield Transaction documents require us to have a sufficient number of shares to provide for conversion of the Placement Notes and the Winfield Notes, assuming a minimum conversion price of $.05. Accordingly, the Board and the Majority Stockholders have approved an increase in the Company's authorized shares of Common Stock to 500,000,000. If we fail to increase our authorized shares accordingly, we will be in breach of various agreements concerning the Private Placement and the Winfield Transaction. Such a breach could accelerate a demand for payment under the Placement Notes and the Winfield Notes.

         No further action by our stockholders will be necessary or sought prior to the issuance of the shares of our Common Stock that we will be authorized to issue after the Amendment is effective.

         Although the Amendment is being done for the reasons stated above, the Amendment increasing the authorized shares of capital stock of Comdial could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of us by tender offer or proxy contest, or to consummate a merger or consolidation with us after acquiring control, and to remove incumbent management, even if such transactions were favorable to our stockholders due to the fact that prior to any action, such as a reverse stock split, there will be approximately 445.4 million shares of our Common
Stock available for issuance (including shares reserved for issuance upon the conversion of outstanding derivative securities, including the number of shares required for the conversion of the Placement Notes and Winfield Notes), and 2,000,000 shares of Preferred Stock available for issuance. Accordingly, the Amendment may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the Amendment is not intended as an anti-takeover measure.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         ComVest Venture Partners, L.P. ("ComVest") owns approximately 61% of our Common Stock and is the holder of a Placement Note in the amount of $3,166,750. Michael S. Falk, Keith Rosenbloom and Travis Lee Provow are managers of ComVest. Michael S. Falk is Chairman and Chief Executive Officer of Commonwealth. Commonwealth is an affiliate of ComVest and the placement agent (the "Placement Agent") for the Private Placement and the Winfield Transaction. The Placement Agent is interested in Comdial complying with the terms of the Private Placement and the Winfield Transaction, including authorizing additional shares of Common Stock, because of Commonwealth's role as Placement Agent in the Private Placement and the Winfield Transaction. Keith Rosenbloom, Harold Blue,
T. Lee Provow and Michael S. Falk are directors of Commonwealth Associates Management Company, Inc., which is the general partner of the Placement Agent. Michael S. Falk, T. Lee Provow, and Keith Rosenbloom are also directors of Comdial.

         In connection with the Private Placement and Winfield Transaction, the Placement Agent received warrants to acquire 6,820,900 shares of Common Stock at an exercise price of $0.01 per share. In addition, ComVest deposited $1.5 million to secure two outstanding letters of credit previously issued by Comdial's senior lender to Comdial. As security for the deposit, we entered into a reimbursement agreement with ComVest, and issued a revolving note to ComVest which will rank senior to the Placement Notes and the Winfield Notes. ComVest did not receive any consideration for the transaction, but the Placement Agent received a $30,000 introduction fee in accordance with a previously described advisory agreement.

         Nickolas A. Branica, our chief executive officer and a director, beneficially owns approximately 15% of our Common Stock and is the holder of a Placement Note in the amount of $433,350.

DESCRIPTION OF OUR COMMON STOCK

         All outstanding shares of our Common Stock are fully paid and non-assessable. Each share of the outstanding Common Stock is entitled to participate equally in dividends as and when declared by the Board of Directors and is entitled to participate equally in any distribution of net assets made to the stockholders upon our liquidation. There are no redemption, sinking fund, conversion or preemptive rights with respect to the shares of our Common Stock. All shares of our Common Stock have equal rights and preferences. The holders of our Common Stock are entitled to one vote for each share held of record on all matters voted upon by stockholders.

VOTING RIGHTS

         Each share of Common Stock is entitled to one vote in the election of directors and other matters. Common stockholders are not entitled to preemptive or cumulative voting rights.




                                              By Order of the Board of Directors

                                             /s/ Paul K. Suijk
                                             -----------------------------------
                                             Paul K. Suijk, Secretary

October 22, 2002

                                INDEX TO EXHIBITS


       EXHIBIT                                    DESCRIPTION

          A                        Form of Second Amended and Restated
                                   Certificate of Incorporation